SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   December 24, 2013 (December 23, 2013)

China Carbon Graphite Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

c/o Xinghe Xingyong Carbon Co., Ltd. 787 Xicheng Wai Chengguantown Xinghe County Inner Mongolia, China
(Address of Principal Executive Offices)

(Zip Code)

(+86) 474-7209723
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01    Entry into a Material Definitive Agreement.

On December 23, 2013, the registrant entered into an Acquisition Agreement dated as of the same date (the “Agreement”) with the shareholders of Golden Ivy Limited, a British Virgin Islands company (“BVI Co.,” and its shareholders the “BVI Shareholders”).

A copy of the Agreement is included and filed as Exhibit 99.1 to this current report on Form 8-K.  The following is a brief description of the terms and conditions of the Agreement and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the Agreement attached as exhibit and incorporated herein by reference:

•
The registrant agreed to issue 5,000,000 shares of its common stock, par value $0.001 per share (the “Shares”), to the BVI Shareholders in the aggregate in exchange for 500 ordinary shares of BVI Co. held by them, representing 100% of BVI Co.’s issued and outstanding share capital.

•	At the closing of the Agreement, BVI Co. would become a wholly owned subsidiary of the registrant.

•	BVI Co. is made a party to the Agreement to make certain customary representations and warranties.

The closing of the Agreement occurred on December 23, 2013.

The Agreement and the transactions contemplated thereunder were approved by the registrant’s board of directors.  Except for the Agreement and the transactions contemplated thereunder, neither the registrant nor any of its officers or directors has any material relationship with BVI Co. or any of the BVI Shareholders.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 23, 2013, the registrant acquired BVI Co. and its business operations pursuant to the Agreement.  As a result thereof, BVI Co. has become a wholly owned subsidiary of the registrant.  Reference is made to Item 1.01, which summarizes the terms of the transactions under the Agreement, and which is incorporated herein.

BVI Co. currently has two business operations as follows (collectively the “Business”):

•
Manufacture of raw graphene oxide and graphite bipolar plates. Raw graphene oxide has wide applications as a conductive agent, such as in lithium ion batteries, super capacitors, rubber and plastic additives, conductive ink, special coating, transparent conductive thin films and chips.  Graphite bipolar plates are primarily used in solar power storage.

•
A business-to-business and business-to-consumers Internet portal (www.roycarbon.com) for graphite related products. Vendors can sell raw materials, industrial commodities and consumer (household) commodities to both business and consumers through the website by paying a fee for each transaction conducted through the website.

The Business and the facilities related thereto are all located in the People’s Republic of China (“China”).  The Business is conducted by Royal Elite New Energy Science and Technology (Shanghai) Co., Ltd. (“WFOE”), a wholly foreign owned enterprise under laws of China.  WFOE is wholly owned by Royal Elite International Limited, a Hong Kong company, which is wholly owned by BVI Co.  The Business currently generates minimal sales.

Item 3.02    Unregistered Sales of Equity Securities.

As more fully described in Items 1.01 and 2.01 above, on December 23, 2013, in connection with and pursuant to the Agreement, the registrant issued the Shares to the BVI Shareholder in exchange for 100% of the outstanding share capital of BVI Co. held by them in the aggregate.  Such issuance was exempt from registration pursuant to Regulation S and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).  The registrant made such determination based on the representations of each BVI Shareholder, which included, in pertinent part, that such BVI Shareholder was acquiring the Shares for investment purposes for such BVI Shareholder’s own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom, and:

•	For purposes of Regulation S, that such BVI Shareholder was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act; or

•	For purposes of Regulation D, that such BVI Shareholder was an “accredited investor” as that term is defined in Regulation D under the Securities Act.

Item 9.01   Financial Statement and Exhibits.

(d)                       Exhibits.

Exhibit Number	Description
99.1	Acquisition Agreement dated as of December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC.
Date:	December 24, 2013	(Registrant)

		By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer